UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 12, 2012

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 LILLINGTON PARKWAY
LILLINGTON, NORTH CAROLINA 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2012, Richard P. Torykian, Sr. notified the Board of Directors of the Company (the “Board”) that he was resigning as a member of the Board effective immediately.  A copy of the letter Mr. Torykian delivered to the Board (the “Letter”) is attached hereto as Exhibit 99.1 and filed herewith.

In the Letter, Mr. Toryikian claimed he was resigning because he disagreed with certain actions taken by the Board.  Until it received the Letter, however, the Board and the Company were unaware of Mr. Torykian’s disagreement with any board actions because all recent board actions were unanimously approved by the Board in meetings in which Mr. Torykian actively participated and voted.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1            Letter from Richard P. Torykian, Sr. dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Letter from Richard P. Torykian, Sr. dated January 12, 2012.